SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.                 )

Filed by the Registrant  |_|
Filed by a Party other than the Registrant  |X|

Check the appropriate box:
|_|  Preliminary Proxy Statement          |_|    Confidential, For Use
                                                 of the Commission Only
                                                 (as permitted by
                                                 Rule 14a-6(e) (2))

|_|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|X|  Soliciting Material Pursuant to Rule 14a-11 (c) or Rule 14a-12

                  Metromedia International Group, Inc.
--------------------------------------------------------------------------------
(Name of Registrant as Specified in Its Charter)

Elliott Associates, L.P. and Elliott International, L.P.
--------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment  of Filing Fee (Check the appropriate box): |X| No fee required.
         |_| Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

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pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee
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         |_| Fee paid previously with preliminary materials:


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paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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



                                [Lens Letterhead]


         Contact: Richard A. Bennett                 Scott Sunshine
                  Chief Activism Officer             TowersGroup
                  Lens                               (212) 354-5020
                  (207) 775-4296                     scottsunshine@towerspr.com
                  rbennett@lens-inc.com


    METROMEDIA INTERNATIONAL GROUP SHAREHOLDERS FILE COMPLAINT AGAINST MMG IN
                                 DELAWARE COURT

                        ---------------------------------

        Shareholders Demand that MMG Schedule its 2001 Annual Meeting of
                                  Stockholders
                      ------------------------------------


NEW YORK, June 28, 2001 -- Elliott Associates, L.P. and Elliott International, L.P. (together "Elliott"), institutional investment firms under common management, have filed a formal complaint against Metromedia International Group, Inc. (AMEX: MMG) to compel MMG to schedule its 2001 Annual Meeting of Stockholders under Section 211 of Delaware General Corporation Law. Elliott is working with Lens Investment Management, LLC ("Lens") the shareholder activist specialist, in its dealings with MMG.

MMG last held an annual meeting for stockholders on May 17, 2000, and thus more than 13 months have passed since this last annual meeting. As such, pursuant to Delaware law, the Delaware court may summarily order MMG to schedule and hold an annual meeting. Furthermore, MMG's bylaws call for the company's annual meeting to be held no later than May each year.

Elliott  Associates  and  Elliott   International  have  filed  an  amended
preliminary proxy statement with the Securities and Exchange Commission in connection with the 2001 Annual Meeting of MMG. The proxy nominates two candidates to the MMG Board of Directors and puts forward two stockholder proposals. The amended preliminary proxy statement, which can be found on the SEC's website (www.sec.gov), outlines Elliott's concerns with the continued downward trend of MMG stock price and discusses a host of other issues inherent in the current management and direction of the company.

Lens applauds the filing of the Section 211 complaint by Elliott. "It is unfortunate that legal action appears necessary to compel MMG to comply with laws designed to protect the interests of shareholders," said Richard A. Bennett, principal of Lens Investment Management. "The annual meeting is the central pillar of accountability of a public company to its shareholders. We do not understand why MMG's management has failed to call a meeting to date, and we believe this action by Elliott is appropriate. Our skepticism regarding MMG's repeated references to finalizing its plans regarding the sale or spin-off of certain businesses by the end of June 2001 seems to be justified."

Metromedia International Group, Inc. is a global communications and media company operating telephony and television businesses in Eastern Europe, the republics of the former Soviet Union and other emerging markets. The company, headed by Chairman John W. Kluge and CEO Stuart Subotnick, also owns the lawn and garden equipment manufacturer Snapper, which it has called a "non-core" asset.

Elliott Associates, L.P. and Elliott International, L.P. are institutional investors with a collective ownership of approximately 4.0% of MMG Common Stock. Elliott Associates is based in New York, and Elliott International is based in the Cayman Islands. The investment activities of Elliott Associates and Elliott International are under common management.

Founded in 1991 by Robert A.G. Monks as an investment management firm, Lens was among the first fund managers to take an active role in corporate governance. Over the past decade, Lens, which no longer operates as a portfolio manager, but rather as a specialist in investor activism, has succeeded in increasing the value of shareholders' investment in companies including Scott Paper, American Express, Eastman Kodak and Pioneer Group. A copy of this and all previous Lens press releases relating to MMG can be found online at www.lens-inc.com.

PLEASE READ THE PROXY STATEMENT OF ELLIOTT ASSOCIATES, L.P. AND ELLIOTT INTERNATIONAL, L.P. WHEN IT BECOMES AVAILABLE, BECAUSE IT CONTAINS IMPORTANT INFORMATION. YOU MAY OBTAIN THIS PROXY STATEMENT, OR ANY OTHER RELEVANT DOCUMENTS, FOR FREE AT WWW.SEC.GOV AND AT WWW.FREEEDGAR.COM. YOU MAY ALSO OBTAIN THIS PROXY STATEMENT, OR ANY ----------- ----------------- OTHER INFORMATION RELEVANT TO THE SOLICITATION OF PROXIES BY ELLIOTT ASSOCIATES AND ELLIOTT INTERNATIONAL, BY CONTACTING LAWRENCE E. DENNEDY BY MAIL AT MACKENZIE PARTNERS, INC., 156 FIFTH AVENUE, NEW YORK, NEW YORK 10010, OR BY CALLING MR. DENNEDY TOLL FREE AT (800) 322-2885. PRESENTLY, A PRELIMINARY FORM OF THIS PROXY STATEMENT IS PUBLICLY AVAILABLE.